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                                                                  EXHIBIT 21

                           RESPONSE ONCOLOGY, INC.

                             LIST OF SUBSIDIARIES



Company                                            State of Incorporation
-------                                            ----------------------
IMPACT(R) Center of Albany, LLC                         Tennessee
IMPACT(R) Center of Bayonne, LLC                        New Jersey
IMPACT(R) Center of Fort Smith, LLC                     Tennessee
IMPACT(R) Center of Glendale, LLC                       Tennessee
IMPACT(R) Center of Mobile, LLC                         Tennessee
IMPACT(R) Center of Mt. Diablo, LLC                     Tennessee
IMPACT(R) Center of Northridge, LLC                     Tennessee
IMPACT(R) Center of St. John's, LLC                     Tennessee
IMPACT(R) Center of Tri-City Medical Center, LLC        Tennessee
IMPACT(R) Center of Washington, D.C., LLC               Tennessee
Response Oncology of Fort Lauderdale, Inc.              Florida
Response Oncology of Miami Beach, Inc.                  Florida
Response Oncology of St. Petersburg, Inc.               Florida
Response Oncology of Tamarac, Inc.                      Florida
Response Oncology of Treasure Coast, Inc.               Florida
Response Oncology of West Ft. Lauderdale, Inc.          Florida
South Florida Response Oncology, Inc.                   Florida